[PETERS ELWORTHY & MOORE LETTERHEAD]
                               Salisbury House, Station Road
                                 Cambridge CB1 2LA England

Noise Cancellation Technologies, Inc.          Our Ref:  PRC/J/5799
1025 West Nursery Road, Suite 120              Date:     31 March 1998
Linthicum, MD  21090-1203  USA

Dear Sirs

Noise Cancellation Technologies (UK) Limited

We consent to the incorporation of our opinion on the financial statements of Noise Cancellation Technologies (UK) Limited as of December 31, 1996 and for the year ended December 31, 1996, which report is included in the Annual Report on Form 10-K.

Yours faithfully

/s/  PETERS ELWORTHY & MOORE

Noise Cancellation Technologies (UK) Ltd

Auditors' Report to the Shareholders
on the Financial Statements for the year ended 31 December 1996

We have audited the financial statements on pages 6 to 15, which have been prepared under the historical cost convention and the accounting policies set out on page 10.

Respective Responsibilities of the Directors and Auditors

As described on page 4 the Company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report out opinion to you.

Basis of Opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all information and explanations which we consider necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of the information in the financial statements.

Going Concern

In forming our opinion, we have considered the adequacy of the disclosures made in note 1 of the financial statements concerning the Company's operational results and financial position. In view of the significance of the Company continuing to generate adequate working capital, and its reliance on continued financial support from the parent company we consider that it should be drawn to your attention but our opinion is not qualified in this respect.

Opinion

In our opinion the financial statements give a true and fare view of the state of the Company's affairs as at 31 December 1996 and of its loss for the year then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985 applicable to small companies.


/s/  PETERS ELWORTHY & MOORE
Chartered Accountants and
Registered Auditor

Cambridge
7 March 1997